Press Release
Investor Contact: Susan Harcourt 703-682-1204, susan.harcourt@aes.com
Media Contact: Amy Ackerman 703-682-6399, amy.ackerman@aes.com

AES Reports Strong First Quarter Results; Reaffirms 2024 Guidance & Long-Term Growth Rates
Signed an Additional 1 GW of Solar-Plus-Storage Under a Long-Term Contract with Amazon, for a Total of 2 GW at Bellefield in California

Strategic Accomplishments
•Signed 1.2 GW of renewables and energy storage under long-term contracts, bringing total backlog of projects signed under long-term contracts to 12.7 GW
◦Includes an additional 1 GW under a 15-year contract with Amazon, for a total of 2 GW at Bellefield, the largest single solar-plus-storage facility in the US
•Completed the construction or acquisition of 593 MW of renewables; on track to add 3.6 GW of new projects to operations in full year 2024
•AES Indiana received approval for its rate case settlement, allowing investment in reliability, resiliency and enhanced customer offerings
•Retired 276 MW Norgener coal plant in Chile, for a total of 13.5 GW of coal exits announced or closed since 2017

Q1 2024 Financial Highlights
•Diluted EPS of $0.60, compared to $0.21 in Q1 2023
•Adjusted EPS1 of $0.50, compared to $0.22 in Q1 2023
•Net Income of $278 million, compared to $189 million in Q1 2023
•Adjusted EBITDA2 of $635 million, compared to $628 million in Q1 2023
•Adjusted EBITDA with Tax Attributes2,3 of $863 million, compared to $641 million in Q1 2023

Financial Position and Outlook
•Reaffirming 2024 guidance for Adjusted EPS1 of $1.87 to $1.97
◦Reaffirming annualized Adjusted EPS1 growth target of 7% to 9% through 2025, off a base of 2020
◦Reaffirming annualized Adjusted EPS1 growth target of 7% to 9% through 2027, off a base of 2023 guidance
•Reaffirming 2024 guidance for Adjusted EBITDA2 of $2,600 to $2,900 million
◦Reaffirming annualized growth target2 of 5% to 7% through 2027, off a base of 2023 guidance
◦Reaffirming expectation of 2024 Adjusted EBITDA with Tax Attributes2,3 of $3,550 to $3,950 million

ARLINGTON, Va., May 2, 2024 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended March 31, 2024.

1     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
2     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter ended March 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
3     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.

"We had a strong first quarter, financially and strategically, in line with our expectations. During the quarter, we signed 1 GW of long-term contracts for renewables with Amazon, for a total of 3.1 GW since 2021, making AES one of the largest renewables developers in Amazon's portfolio," said Andrés Gluski, AES President and Chief Executive Officer. "To-date, we have signed nearly 6 GW of renewables PPAs with technology customers, and with our unique project structuring capabilities and resilient supply chain and construction programs, we continue to be best positioned to meet the needs of this and other rapidly growing market segments."

"With our first quarter results and our future outlook, I am pleased to reaffirm our full year 2024 guidance and long-term growth rates through 2027," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "We continue to maintain balance sheet discipline by using highly capital-efficient structures to finance our growth, including the use of long-term, fixed rate debt that is non-recourse to the AES Parent. In addition, our strategy of pre-hedging future debt issuances means we have minimal exposure to interest rates."

Q1 2024 Financial Results

First quarter 2024 Net Income was $278 million, an increase of $89 million compared to first quarter 2023. This increase is the result of favorable contributions at the Utilities and New Energy Technologies Strategic Business Units (SBU), partially offset by lower contributions from the Renewables and Energy Infrastructure SBUs.

First quarter 2024 Adjusted EBITDA4 (a non-GAAP financial measure) was $635 million, an increase of $7 million compared to first quarter 2023, primarily driven by higher revenues under a Power Purchase Agreement (PPA) termination agreement at the Energy Infrastructure SBU, higher contributions at the Utilities SBU, and lower losses from affiliates at the New Energy Technologies SBU; partially offset by lower LNG transactions, higher contract generation cost, and outages at the Energy Infrastructure SBU, and worse hydrology and lower wind generation at the Renewables SBU.

Adjusted EBITDA with Tax Attributes4,5 was $863 million, an increase of $222 million compared to first quarter 2023, primarily due to higher realized tax attributes5 driven by more renewables projects placed in service, and the drivers above.

First quarter 2024 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.60, an increase of $0.39 compared to first quarter 2023, primarily reflecting lower income tax expense, higher contributions from renewables projects placed in service in the current year, and a gain on dilution of the Company's interest in Uplight; partially offset by higher asset impairments in the current year.
4     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended March 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
5     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.

First quarter 2024 Adjusted Earnings Per Share6 (Adjusted EPS, a non-GAAP financial measure) was $0.50, an increase of $0.28, compared to first quarter 2023, mainly driven by a lower adjusted tax rate and higher contributions from renewables projects placed in service in the current year.

Strategic Accomplishments
•As of the end of the first quarter of 2024, the Company’s backlog, which consists of projects with signed contracts, but which are not yet operational, is 12.7 GW, including 5.8 GW under construction.
•Since the Company's fourth quarter 2023 earnings call in February 2024, the Company completed the construction or acquisition of 593 MW of wind, solar and energy storage and expects to add a total of 3.6 GW to its operating portfolio by year-end 2024.
•Since the Company's fourth quarter 2023 earnings call in February 2024, the Company signed 1.2 GW of long-term contracts for new renewables.
•Including the 1 GW of Bellefield 2 signed in the first quarter of 2024, the Company has signed long-term PPAs for 5.9 GW of renewables to serve data center and technology customers in the US and South America since 2018.
•AES Indiana received approval from the Indiana Utility Regulatory Commission (IURC) to implement new customer rates beginning in mid-May 2024. AES Indiana will continue to be among the lowest residential rates of any investor-owned utility in Indiana.

Guidance and Expectations6,7

The Company is reaffirming its expectation for annualized growth in Adjusted EBITDA7 of 5% to 7% through 2027, from a base of its 2023 guidance of $2,600 to $2,900 million.

The Company is reaffirming its 2024 guidance for Adjusted EBITDA7 of $2,600 to $2,900 million. Results are expected to be driven by the impacts from significant asset sales closed in 2023 and expected to close in 2024, as well as prior year margins earned on LNG transactions, partially offset by contributions from new renewables projects, improved margins in Chile, rate base growth at US utilities.

The Company is reaffirming its expectation for 2024 Adjusted EBITDA with Tax Attributes7,8 of $3,550 to $3,950 million, driven by new renewables.

6     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
7    Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended March 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
8     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.

The Company is reaffirming its annualized growth target for Adjusted EPS6 of 7% to 9% through 2025, from a base year of 2020. The Company is also reaffirming its annualized growth target for Adjusted EPS6 of 7% to 9% through 2027, from a base of its 2023 guidance of $1.65 to $1.75.

The Company is reaffirming its 2024 guidance for Adjusted EPS9 of $1.87 to $1.97. Growth in 2024 is expected to be primarily driven by new renewables commissionings, rate base growth at US utilities, and improved margins in Chile, but partially offset by asset sales and prior year margins on LNG transactions.

The Company's 2024 guidance is based on foreign currency and commodity forward curves as of March 31, 2024.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, Tax Attributes, Adjusted Earnings Per Share, and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, May 3, 2024 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-833-470-1428 at least ten minutes before the start of the call. International callers should dial +1-404-975-4839. The Participant Access Code for this call is 395200. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence,
9     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2024. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2023 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2023 Annual Report on Form 10-K filed February 26, 2024 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in millions, except per share amounts)
Revenue:
Non-Regulated	$2,232	$2,287
Regulated	853	952
Total revenue	3,085	3,239
Cost of Sales:
Non-Regulated	(1,733)	(1,797)
Regulated	(733)	(848)
Total cost of sales	(2,466)	(2,645)
Operating margin	619	594
General and administrative expenses	(75)	(55)
Interest expense	(357)	(330)
Interest income	105	123
Loss on extinguishment of debt	(1)	(1)
Other expense	(38)	(14)
Other income	35	10
Gain on disposal and sale of business interests	43	—
Asset impairment expense	(46)	(20)
Foreign currency transaction losses	(8)	(42)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	277	265
Income tax benefit (expense)	16	(72)
Net equity in losses of affiliates	(15)	(4)
NET INCOME	278	189
Less: Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries	154	(38)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$432	$151
BASIC EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.62	$0.22
DILUTED EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.60	$0.21
DILUTED SHARES OUTSTANDING	712	712

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended March 31,
(in millions)	2024	2023
REVENUE
Renewables SBU	$619	$495
Utilities SBU	873	971
Energy Infrastructure SBU	1,614	1,724
New Energy Technologies SBU	—	74
Corporate and Other	33	27
Eliminations	(54)	(52)
Total Revenue	$3,085	$3,239

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2024	December 31, 2023
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,994	$1,426
Restricted cash	362	370
Short-term investments	394	395
Accounts receivable, net of allowance of $19 and $15, respectively	1,624	1,420
Inventory	639	712
Prepaid expenses	198	177
Other current assets, net of allowance of $15 and $14, respectively	1,404	1,387
Current held-for-sale assets	555	762
Total current assets	7,170	6,649
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	556	522
Electric generation, distribution assets and other	31,352	30,190
Accumulated depreciation	(8,804)	(8,602)
Construction in progress	8,802	7,848
Property, plant and equipment, net	31,906	29,958
Other Assets:
Investments in and advances to affiliates	1,029	941
Debt service reserves and other deposits	199	194
Goodwill	348	348
Other intangible assets, net of accumulated amortization of $514 and $498, respectively	2,258	2,243
Deferred income taxes	395	396
Other noncurrent assets, net of allowance of $9 and $9, respectively	2,992	3,259
Noncurrent held-for-sale assets	748	811
Total other assets	7,969	8,192
TOTAL ASSETS	$47,045	$44,799
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,064	$2,199
Accrued interest	312	315
Accrued non-income taxes	268	278
Supplier financing arrangements	875	974
Accrued and other liabilities	1,273	1,334
Recourse debt	200	200
Non-recourse debt, including $757 and $1,080, respectively, related to variable interest entities	4,033	3,932
Current held-for-sale liabilities	186	499
Total current liabilities	9,211	9,731
NONCURRENT LIABILITIES
Recourse debt	5,095	4,264
Non-recourse debt, including $1,617 and $1,715, respectively, related to variable interest entities	20,275	18,482
Deferred income taxes	1,507	1,245
Other noncurrent liabilities	2,661	3,114
Noncurrent held-for-sale liabilities	514	514
Total noncurrent liabilities	30,052	27,619
Commitments and Contingencies
Redeemable stock of subsidiaries	1,502	1,464
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,050 issued and outstanding at December 31, 2023)	—	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 859,584,456 issued and 710,644,647 outstanding at March 31, 2024 and 819,051,591 issued and 669,693,234 outstanding at December 31, 2023)	9	8
Additional paid-in capital	7,068	6,355
Accumulated deficit	(954)	(1,386)
Accumulated other comprehensive loss	(1,414)	(1,514)
Treasury stock, at cost (148,939,809 and 149,358,357 shares at March 31, 2024 and December 31, 2023, respectively)	(1,809)	(1,813)
Total AES Corporation stockholders’ equity	2,900	2,488
NONCONTROLLING INTERESTS	3,380	3,497
Total equity	6,280	5,985
TOTAL LIABILITIES AND EQUITY	$47,045	$44,799

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in millions)
OPERATING ACTIVITIES:
Net income	$278	$189
Adjustments to net income:
Depreciation and amortization	312	273
Emissions allowance expense	47	89
Gain on realized/unrealized derivatives	(73)	(33)
Gain on disposal and sale of business interests	(43)	—
Impairment expense	46	20
Deferred income tax expense (benefit)	222	(11)
Other	104	89
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(232)	(62)
(Increase) decrease in inventory	72	191
(Increase) decrease in prepaid expenses and other current assets	39	64
(Increase) decrease in other assets	(91)	50
Increase (decrease) in accounts payable and other current liabilities	(85)	(293)
Increase (decrease) in income tax payables, net and other tax payables	(327)	(7)
Increase (decrease) in deferred income	23	21
Increase (decrease) in other liabilities	(5)	45
Net cash provided by operating activities	287	625
INVESTING ACTIVITIES:
Capital expenditures	(2,148)	(1,551)
Acquisitions of business interests, net of cash and restricted cash acquired	(57)	—
Proceeds from the sale of business interests, net of cash and restricted cash sold	11	98
Sale of short-term investments	141	356
Purchase of short-term investments	(144)	(418)
Contributions and loans to equity affiliates	(21)	(20)
Purchase of emissions allowances	(56)	(78)
Other investing	(112)	(11)
Net cash used in investing activities	(2,386)	(1,624)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	1,741	1,415
Repayments under the revolving credit facilities	(1,037)	(1,055)
Commercial paper borrowings (repayments), net	719	350
Issuance of recourse debt	—	500
Issuance of non-recourse debt	2,131	690
Repayments of non-recourse debt	(915)	(660)
Payments for financing fees	(31)	(18)
Purchases under supplier financing arrangements	486	529
Repayments of obligations under supplier financing arrangements	(516)	(587)
Distributions to noncontrolling interests	(23)	(47)
Contributions from noncontrolling interests	26	18
Sales to noncontrolling interests	125	—
Dividends paid on AES common stock	(116)	(111)
Payments for financed capital expenditures	(7)	(4)
Other financing	23	(4)
Net cash provided by financing activities	2,606	1,016
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(15)	(18)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	73	(9)
Total increase (decrease) in cash, cash equivalents and restricted cash	565	(10)
Cash, cash equivalents and restricted cash, beginning	1,990	2,087
Cash, cash equivalents and restricted cash, ending	$2,555	$2,077
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$354	$252
Cash payments for income taxes, net of refunds	68	53
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of Corporate Units to shares of common stock	$838	$—
Noncash recognition of new operating and financing leases	124	19
Dividends declared but not yet paid	116	111
Initial recognition of contingent consideration for acquisitions	9	—

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS

We define EBITDA as earnings before interest income and expense, taxes, depreciation, and amortization. We define Adjusted EBITDA as EBITDA adjusted for the impact of NCI and interest, taxes, depreciation, and amortization of our equity affiliates, adding back interest income recognized under service concession arrangements, and excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; and (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring. We define Adjusted EBITDA with Tax Attributes as Adjusted EBITDA, adding back the pre-tax effect of Production Tax Credits ("PTCs"), Investment Tax Credits ("ITCs"), and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
The GAAP measure most comparable to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes is net income. We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes better reflect the underlying business performance of the Company. Adjusted EBITDA is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments. Factors in this determination include the variability due to unrealized gains or losses pertaining to derivative transactions, equity securities, or financial assets and liabilities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the variability of allocations of earnings to tax equity investors, which affect results in a given period or periods. In addition, each of these metrics represent the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes should not be construed as alternatives to net income, which is determined in accordance with GAAP.

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA (in millions)	2024	2023
Net income	$278	$189
Income tax expense (benefit)	(16)	72
Interest expense	357	330
Interest income	(105)	(123)
Depreciation and amortization	312	273
EBITDA	$826	$741
Less: Adjustment for noncontrolling interests and redeemable stock of subsidiaries (1)	(162)	(170)
Less: Income tax expense (benefit), interest expense (income) and depreciation and amortization from equity affiliates	33	39
Interest income recognized under service concession arrangements	17	18
Unrealized derivatives, equity securities, and financial assets and liabilities gains	(85)	(39)
Unrealized foreign currency losses (gains)	(9)	32
Disposition/acquisition gains	(43)	(3)
Impairment losses	26	9
Loss on extinguishment of debt and troubled debt restructuring	32	1
Adjusted EBITDA	$635	$628
Tax attributes	228	13
Adjusted EBITDA with Tax Attributes (2)	$863	$641
_______________________________
(1)         The allocation of earnings and losses to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA.
(2)         Adjusted EBITDA with Tax Attributes includes the impact of the share of the ITCs, PTCs, and depreciation deductions allocated to tax equity investors under the HLBV accounting method and recognized as Net loss attributable to noncontrolling interests and redeemable stock of subsidiaries on the Condensed Consolidated Statements of Operations. It also includes the tax benefit recorded from tax credits retained or transferred to third parties. The tax attributes are related to the Renewables and Utilities SBU.
We define Adjusted PTC as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits, and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; and (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
We define Adjusted EPS as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses pertaining to derivative transactions, equity securities, and financial assets and liabilities measured using the fair value option; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS
recognized at commencement of sales-type leases; (d) losses due to impairments; and (e) gains, losses, and costs due to the early retirement of debt or troubled debt restructuring.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses pertaining to derivative transactions, equity securities, or financial assets and liabilities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, and strategic decisions to dispose of or acquire business interests or retire debt, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.
The Company reported diluted earnings per share of $0.60 for the three months ended March 31, 2024. For purposes of measuring earnings per share under U.S. GAAP, income available to AES common stockholders is reduced by increases in the carrying amount of redeemable stock of subsidiaries to redemption value. While the adjustment reduced earnings per share, it did not impact Net income on the Condensed Consolidated Statement of Operations. For purposes of computing Adjusted EPS, the Company excluded the adjustment to redemption value from the numerator. The table below reconciles the income available to AES common stockholders used in GAAP diluted earnings per share to the income from continuing operations used in calculating the non-GAAP measure of Adjusted EPS.

Reconciliation of Numerator Used for Adjusted EPS	Three Months Ended March 31, 2024
(in millions, except per share data)	Income	Shares	$ per Share
GAAP DILUTED EARNINGS PER SHARE
Income available to The AES Corporation common stockholders	$426	712	$0.60
Add back: Adjustment to redemption value of redeemable stock of subsidiaries	6	—	0.01
NON-GAAP DILUTED EARNINGS PER SHARE	$432	712	$0.61

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$432	$0.61		$151	$0.21
Add: Income tax expense (benefit) from continuing operations attributable to AES	(19)			51
Pre-tax contribution	$413			$202
Adjustments
Unrealized derivatives, equity securities, and financial assets and liabilities gains	$(85)	$(0.12)	(2)	$(39)	$(0.06)	(3)
Unrealized foreign currency losses (gains)	(9)	(0.01)		31	0.04	(4)
Disposition/acquisition gains	(43)	(0.06)	(5)	(3)	—
Impairment losses	26	0.04	(6)	9	0.01
Loss on extinguishment of debt and troubled debt restructuring	34	0.04	(7)	4	0.01
Less: Net income tax expense		—			0.01
Adjusted PTC and Adjusted EPS	$336	$0.50		$204	$0.22
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(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to net unrealized derivative gains at the Energy Infrastructure SBU of $68 million, or $0.10 per share.
(3)Amount primarily relates to unrealized derivative gains at the Energy Infrastructure SBU of $48 million, or $0.07 per share.
(4)Amount primarily relates to unrealized foreign currency losses mainly associated with the devaluation of long-term receivables denominated in Argentine pesos of $25 million, or $0.03 per share.
(5)Amount primarily relates to gain on dilution of ownership in Uplight due to its acquisition of AutoGrid of $52 million, or $0.07 per share, partially offset by the loss on partial sale of our ownership interest in Amman East and IPP4 in Jordan of $10 million, or $0.01 per share.
(6)Amount primarily relates to impairment at Mong Duong of $19 million, or $0.03 per share.
(7)Amount primarily relates to costs incurred due to troubled debt restructuring at Puerto Rico of $19 million, or $0.03 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,438	$1,408	$1,625	$1,383
Returns of capital distributions to Parent & QHCs	139	194	116	56
Total subsidiary distributions & returns of capital to Parent	$1,577	$1,602	$1,741	$1,439
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$386	$536	$311	$205
Returns of capital distributions to Parent & QHCs	1	78	60	—
Total subsidiary distributions & returns of capital to Parent	$387	$614	$371	$205

(in millions)	Balance at
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$90	$33	$51	$35
Availability under credit facilities	642	1,376	857	883
Ending liquidity	$732	$1,409	$908	$918

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.